As filed with the Securities and Exchange Commission on May 23, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ProAssurance Corporation

(Exact name of registrant as specified in its charter)

Delaware	63-1261433
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number))

100 Brookwood Place

Birmingham, Alabama 35209

(205) 877-4400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward L. Rand, Jr.

President and Chief Executive Officer

ProAssurance Corporation

100 Brookwood Place

Birmingham, Alabama 35209

(205) 877-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer Moseley

Burr & Forman LLP

420 North 20th Street

Birmingham, Alabama 35203

(205) 458-5201

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If the only securities being registered on this form are being registered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

Emerging Growth Company	☐

ProAssurance Corporation

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1(this “Post-Effective Amendment”) is filed by ProAssurance Corporation, a Delaware corporation (“ProAssurance”), and amends the registration statement filed on Form S-3 (File No. 333-231728) with the Securities and Exchange Commission (the “SEC”) on May 24, 2019 (the “Registration Statement”), which registered an unspecified amount of ProAssurance Common Stock, par value $0.01 per share, Preferred Stock, par value $0.01 per share, and debt securities, to be sold from time to time and at indeterminate prices (the “Securities”).

No Securities registered under the Registration Statement have been offered or sold.

The Registration Statement is subject to expiration on the third anniversary of the date of filing with the SEC pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended. Accordingly, pursuant to the undertaking contained in Part II of the Registration Statement, ProAssurance hereby files this Post-Effective Amendment for the purpose of removing from registration all Securities that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 23rd day of May, 2022.

PROASSURANCE CORPORATION

By:	/s/ Edward L. Rand, Jr,
Edward L. Rand, Jr.
President and Chief Executive Officer

Note: Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.